EXHIBIT 99.1

SYPIXX NETWORKS, INC.

2004 OPTION PLAN

(As Amended February 28, 2006)

1. Purposes of the Plan. The purposes of this 2004 Option Plan are to attract and retain the best available personnel for service as Employees, Non-Employee Service Providers and Outside Directors (as defined herein) of the Company, to provide additional incentive to the Employees, Non-Employee Service Providers and Outside Directors of the Company to serve in such capacities, and to encourage their continued service to the Company.

All options granted hereunder shall be nonstatutory stock options.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means either a change in ownership or effective control of the Company, or a change in ownership of a substantial portion of the assets of the Company. Whether or not a change in control has occurred will be determined in conformity with the requirements of Section 280G(b)(2)(A)(i) of the Code and the regulations promulgated pursuant thereto.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” means the common stock of the Company.

(e) “Company” means SyPixx Networks, Inc., a Nevada corporation.

(f) “Continuous Status” means the absence of any interruption or termination of service as an Employee, a Non-Employee Service Provider or a Director.

(g) “Director” means a member of the Board.

(h) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Non-Employee Service Provider” means a person who is not an Employee or an Outside Director and who provides goods or services to the Company as an independent contractor, consultant or vendor or in another similar capacity.

(l) “Option” means a stock option granted pursuant to the Plan.

(m) “Optioned Stock” means the Common Stock subject to an Option.

(n) “Optionee” means an Employee, a Non-Employee Service Provider or an Outside Director who receives an Option.

(o) “Outside Director” means a Director who is not an Employee.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Plan” means this 2004 Option Plan.

(r) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(s) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan: (a) the maximum aggregate number of Shares which may be optioned and sold under the Plan to Employees or Non-Employee Service Providers is 800,000 Shares of Common Stock (the “Employee/Service Provider Pool”); and (b) the maximum aggregate number of Shares which may be optioned and sold under the Plan to Outside Directors is 90,000 Shares of Common Stock (the “Outside Director Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration and Grants of Options under the Plan.

(a) All grants of Options to Employees and Non-Employee Service Providers under this Plan shall be subject to the discretion of the Board (or a committee of two or more Outside Directors appointed by the Board). The Board (or such committee) shall determine which Employees and/or Non-Employee Service Providers shall be granted Options, and the number of Options to be granted to each such Employee and/or Non-Employee Service Provider.

(b) On the date of adoption of this Plan, each Outside Director shall automatically be granted an Option to purchase 10,000 Shares. All additional grants of Options to Outside Directors under this Plan shall be subject to the discretion of the Board (or a committee of two or more Outside Directors appointed by the Board). The Board (or such committee) shall determine the number of additional Options to be granted to each such Outside Director.

(c) Unless otherwise provided in the written stock option agreement governing the Option, the terms of an Option granted under Section 4(a) or Section 4(b) shall be as follows:

(i) The term of the Option shall be ten (10) years.

(ii) An Option granted to an Employee or to an Outside Director shall be exercisable only while the Optionee remains an Employee or an Outsider Director, respectively, except as set forth in Section 8 hereof. An Option granted to a Non-Employee Service Provider shall be exercisable at any time during its term.

(iii) The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Option.

(iv) Options shall become vested and exercisable with respect to at least (i) twenty percent (20%) of the Shares upon Optionee’s completion of one (1) year of service measured from the date of grant of the Option and (ii) the balance of the Shares in a series of forty-eight (48) successive equal monthly installments upon Optionee’s completion of each additional month of service over the forty-eight (48)-month period measured from the first year anniversary of the date of grant. In the Board’s discretion, it may instead grant Options that vest on a three- or four-year vesting schedule. In no event shall an Option vest and become exercisable for any additional Option Shares after Optionee’s cessation of service.

(d) In the event that any Option granted under the Plan to Employees or Non-Employee Service Providers would cause the number of Shares subject to outstanding Options to Employees and Non-Employee Service Providers, plus the number of Shares previously purchased under Options to Employees and Non-Employee Service Providers, to exceed the Employee/Service Provider Pool, then the remaining Shares available for Option grant to Employees and Non-Employee Service Providers shall be granted on a pro rata basis. No further grants shall be made to Employees and Non-Employee Service Providers until such time, if any, as additional Shares become available for grant to Employees and Non-Employee Service Providers under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan, or through cancellation or expiration of Options previously granted hereunder.

In the event that the Options granted to the Outside Directors on the date of adoption of the Plan would cause the number of Shares subject to outstanding Options to Outside Directors to exceed the Outside Director Pool, then the Shares available for Option grant to Outside Directors shall be granted on a pro rata basis. In the event that any additional Options granted under the Plan to Outside Directors would cause the number of Shares subject to outstanding Options to Outside Directors, plus the number of Shares previously purchased under Options to Outside Directors, to exceed the Outside Director Pool, then the remaining Shares available for Option grant to Outside Directors shall be granted on a pro rata basis. No further grants shall be made to Outside Directors until such time, if any, as additional Shares become available for grant to Outside Directors under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan, or through cancellation or expiration of Options previously granted hereunder.

5. Eligibility. Options may be granted only to Employees, Non-Employee Service Providers and Outside Directors. All Options shall be granted in accordance with the terms set forth in Section 4 hereof. An Employee, Non-Employee Service Provider or Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon any Optionee any right with respect to continuation of employment as an Employee or service as a Non-Employee Service Provider or Director, nor shall it interfere in any way with any rights which the Employee, the Non-Employee Service Provider, the Director or the Company may have to terminate his or her employment or service at any time.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 11 of the Plan.

7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of: (a) cash (including cash to the Company generated through a broker-assisted same day sale program authorized by the Company in its sole discretion); (b) check; (c) other shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or (d) any combination of the foregoing methods of payment. The Optionee shall also deliver to the Company a properly executed exercise notice, together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price (if any).

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan; provided, however, that Options granted on or after February 28, 2006 may only be exercised for (a) cash (including cash to the Company generated through a broker-assisted same day sale program authorized by the Company in its sole discretion); (b) check; or a combination of (a) and (b). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Rule 16b-3. Options granted to any insiders who are subject to Section 16 of the Exchange Act must comply with the applicable provisions of Rule 16b-3 promulgated under the

Exchange Act or any successor thereto, and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by such insiders that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

(c) Termination of Continuous Status as an Employee or Outside Director. Unless otherwise provided in the written stock option agreement governing the Option, in the event an Optionee’s Continuous Status as an Employee or Outside Director terminates (other than upon the Optionee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, or if the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d) Disability of Optionee Who is an Employee or Outside Director. Unless otherwise provided in the written stock option agreement governing the Option, in the event an Optionee’s Continuous Status as an Employee or Outside Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, or if the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(e) Death of Optionee Who is an Employee or Outside Director. Unless otherwise provided in the written stock option agreement governing the Option, in the event an Optionee’s Continuous Status as an Employee or Outside Director terminates as a result of death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, or if the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(f) Non-Employee Service Provider. Unless otherwise provided in the written stock option agreement governing the Option, an Optionee who is a Non-Employee Service Provider may exercise the Option at any time during its term, but only to the extent that the Option has become exercisable on such date (and in no event later than the expiration of its ten (10) year term).

9. Non- Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume an outstanding Option or to substitute an equivalent option, each such outstanding Option shall terminate upon the consummation of the transaction on such terms and conditions as are set forth in the definitive agreement governing such transaction. In addition, with respect only to Options granted on or prior to February 28, 2006 that are being terminated in connection with a merger or sale of assets transaction consummated on or prior to June 30, 2006, each such Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, effective as of immediately prior to consummation of the transaction and shall then terminate upon such consummation in exchange for a cash payment to the Optionee of an amount equal to the product of (a) the difference between the price per Share paid by the successor corporation for a Share of the Company’s common stock as provided in the applicable written agreement governing such merger or sale of assets (which, unless otherwise determined by the Board, shall be deemed to be the Fair Market Value of the Shares) less the exercise price, times (b) the number of Shares subject to the Option being terminated.

For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration

(whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided that if the consideration received in the transaction is not solely common stock of the successor corporation, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

11. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.